UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EMC Insurance Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

717 Mulberry Street Des Moines, Iowa 50309

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

August 28, 2019

Dear Shareholder:

We recently sent you proxy materials dated August 8, 2019 (the “proxy statement”) in connection with the special meeting of shareholders of EMC Insurance Group Inc. (the “Company”) to be held on September 18, 2019.

At the special meeting, our shareholders will be asked, among other things, to consider and vote on a proposal to adopt the merger agreement, which details the acquisition of all of the outstanding shares of the Company not already owned by its parent company. If the merger agreement is adopted and the merger is completed, at the effective time of the merger, each issued and outstanding share of common stock of the Company will be cancelled and converted into the right to receive $36.00 per share in cash, without interest and with no brokerage commissions. For the reasons set forth in the proxy statement, the Company’s Board of Directors recommends that you vote “FOR” the merger. Your vote is extremely important no matter how many shares you hold.

Please vote via the internet by following the instructions on the enclosed proxy card as soon as possible or alternatively, please sign, date, and return the enclosed proxy card in the postage-paid envelope provided. If you need assistance voting your shares, please call D.F. King toll-free at (800) 714-3310 or collect at (212) 269-5550.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Todd A. Strother

Senior Vice President - Chief Legal Officer and Secretary

You may use one of the following simple methods to promptly provide your voting instructions:

Vote by Internet - Go to the website www.proxyvote.com. Have your 16-digit control number listed on the voting instruction form ready and follow the online instructions. The 16-digit control number is located in the rectangular box on the right side of your voting instruction form.

Vote by Telephone - Call toll-free (800) 690-6903. Have your 16-digit control number listed on the voting instruction form ready and follow the simple instructions.

Vote by Mail - Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

If you have any questions, require assistance voting your shares,

or need additional copies of EMC Insurance Group’s proxy materials,

please contact D.F. King & Co, Inc. (“D.F. King”) at the phone numbers listed below.

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Banks and Brokers Call: (212) 269-5550
All Others Call: (800) 714-3310
Email: EMCI@dfking.com